UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HOMETRUST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	45-5055422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Woodfin Steet, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.    [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.    [   ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [   ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

EXPLANATORY NOTE
This Registration Statement on Form 8-A is being filed by HomeTrust Bancshares, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) in connection with the registration of the Company’s common stock, $0.01 par value per share (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the transfer of the listing of the Common Stock from the NASDAQ Stock Market LLC to the New York Stock Exchange LLC (the “NYSE”).
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
For a description of the securities registered hereunder, reference is made to the information set forth under the heading, “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” in Exhibit 4.1 to the Company’s Transition Report on Form 10-KT for the six-month transition period ended December 31, 2023, filed with the Commission on March 12, 2024, which is incorporated herein by reference.

Item 2. Exhibits
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are listed on the NYSE and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HOMETRUST BANCSHARES, INC.
Date: February 11, 2025	By:	/s/ Tony J. VunCannon
Tony J. VunCannon Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer